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                                                       EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-25003, Form S-3 No.33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No. 333-
22409, Form S-3 No. 333-27919, Form S-3 No. 333-27881, Form S-3 No. 333-27893,
Form S-8 No. 333-28141, Form S-8 No. 33-62374, Form S-8 No. 33-63024, Form S-8
No. 33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516, Form S-8 No. 33-
82240, Form S-8 No. 33-82242, Form S-8 No. 33-82244, Form S-8 No. 333-4212, Form
S-8 No. 333-28263, Amendment to Form S-4 No. 333-25003 on Form S-8, and Form S-3 No. 333-46403) of Morgan Stanley, Dean Witter, Discover & Co. of our report dated May 27, 1997 with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. included in the Form 10-K of Morgan Stanley, Dean Witter, Discover & Co. filed on February 20, 1998.


/s/ ERNST & YOUNG LLP


New York, New York
February 20, 1998